      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2001
                                                          REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           The Securities Act of 1933

                                DUANE READE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 04-3164702
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification No.)

            440 NINTH AVENUE
           NEW YORK, NEW YORK                              10001
(Address of principal executive offices)                (Zip Code)

                 DUANE READE INC. 1997 EQUITY PARTICIPATION PLAN
                            (FULL TITLE OF THE PLAN)

                                 Anthony J. Cuti
                                Duane Reade Inc.
                                440 Ninth Avenue
                            New York, New York 10001
                                 (212) 273-5700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy To:
                            Steven Della Rocca, Esq.
                                Latham & Watkins
                                885 Third Avenue
                                   Suite 1000
                            New York, New York 10022
                                 (212) 906-1200

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED                  PROPOSED
                            AMOUNT                   MAXIMUM                   MAXIMUM
TITLE OF SECURITIES       OF SHARES TO           OFFERING PRICE              AGGREGATE         AMOUNT OF REGISTRATION
TO BE REGISTERED         BE REGISTERED(1)           PER SHARE(2)           OFFERING PRICE(2)             FEE

Common Stock               1,650,000        $21.24; $22.325; $25.625;       $48,070,127.63            $12,017.53
$.01 par value                              $26.35; $28.18; $28.875;
                                            $29.375; $31.39; $31.80

(1) Represents 650,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of Duane Reade, Inc. (the "Company") reserved for issuance under the Company's 1997 Equity Participation Plan (the "Plan") pursuant to the First Amendment to the Plan, effective as of December 15, 1998, plus an additional 1,000,000 shares of Common Stock reserved for issuance under the Plan pursuant to the Second Amendment to the Plan, effective February 13, 2001. Pursuant to Rule 416 of the Securities Act of 1933, as amended, additional shares of Common Stock which become issuable to prevent dilution from any future stock splits, stock dividends or similar transactions are also being registered.

(2) For purpose of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon: (a) the exercise price per share of $25.625 for outstanding options to purchase 328,891 shares; (b) the exercise price per share of $28.18 for outstanding options to purchase 5,000 shares; (c) the exercise price per share of $26.35 for outstanding options to purchase 20,000 shares; (d) the exercise price per share of $28.875 for outstanding options to purchase 84,154 shares; (e) the exercise price per share of $29.375 for outstanding options to purchase 50,000 shares; (f) the exercise price per share of $31.39 for outstanding options to purchase 3,000 shares; (g) the exercise price per share of $21.24 for outstanding options to purchase 141,500 shares; (h) the exercise price per share of $22.325 for outstanding options to purchase 40,000 shares; and (i) for the remaining 977,455 shares, $31.80, the average high and low prices reported for the Company's Common Stock on the New York Stock Exchange on July 9, 2001.

                                EXPLANATORY NOTE

            On June 3, 1998, the Company registered 1,321,181 shares of Common Stock, to be offered or sold to participants under the Plan pursuant to a Registration Statement on Form S-8 (File No. 333-55929). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register an additional 1,650,000 shares of Common Stock which may be offered or sold to participants under the Plan, as amended by the First Amendment to the Plan, effective as of December 15, 1998, and the Second Amendment to the Plan, effective as of February 13, 2001.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

            The contents of the Registration Statement on Form S-8 (File No. 333-55929) with respect to 1,321,181 shares of Common Stock are hereby incorporated by reference.

                                    EXHIBITS

            A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and incorporated herein by reference.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 16, 2001.

                                          DUANE READE INC.


                                          By:   /s/ John K. Henry
                                              ---------------------------
                                                John K. Henry
                                                Senior Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below, hereby constitutes and appoints John K. Henry, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of July 16, 2001.

            SIGNATURE                                    TITLE

                                               Chairman, President,
                                               Chief Executive Officer
  /s/ Anthony J. Cuti                          and Director (Principal
-----------------------------                  Executive Officer)
      Anthony J. Cuti


                                               Chief Financial Officer
                                               (Principal Financial and
  /s/ John K. Henry                            Accounting Officer)
-----------------------------
      John K. Henry


  /s/ Nicole S. Arnaboldi                      Director
-----------------------------
      Nicole S. Arnaboldi


  /s/ David L. Jaffe                           Director
-----------------------------
      David L. Jaffe


  /s/ David W. Johnson                         Director
-----------------------------
      David W. Johnson


  /s/ Carl M. Pradelli                         Director
-----------------------------
      Carl M. Pradelli


  /s/ Kevin Roberg                             Director
-----------------------------
      Kevin Roberg


  /s/ William Simon                            Director
-----------------------------
      William Simon

                                  EXHIBIT INDEX

4(a)      First Amendment to the 1997 Equity Participation Plan.

4(b)      Second Amendment to the 1997 Equity Participation Plan.

5(a) Opinion of Latham & Watkins as to the legality of the Common Stock being registered.

23(a)     Consent of PricewaterhouseCoopers, LLP.

23(b)     Consent of Latham & Watkins (included in Exhibit 5(a)).

24(a)     Power of Attorney (included on signature page).





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